Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DYNTEK, INC.

DynTek, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST:                                                         The name of the Corporation is DynTek. Inc.

SECOND:                                         Its registered office and place of business in the State of Delaware at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The Registered Agent in charge at such address is Corporation Service Company.

THIRD:                                                      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:                                          A.                                   Authorized Shares. The Corporation shall be authorized to issue 460,000,000 shares of stock, of which (i) 450,000,000 shares shall be shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).”

Upon the effectiveness of the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation [June 5, 2006], every ten (10) shares of the Corporation’s issued and outstanding Common Stock shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into one (1) share of the Corporation’s Common Stock, par value $0.0001 per share.

B.                                    Preferred Stock

(1)                                  The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

(a)                                  the designation of the class or series, which may be by distinguishing number, letter or title;

(b)                                 the number of shares of the class or series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

(c)                                  the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

(d)                                 whether dividends, if any, shall be cumulative or noncumulative and, in the case of share of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series shall cumulate;

(e)                                  if the shares of such class or series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or of other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

(f)                                    the amount payable out of the assets of the Corporation to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g)                                 provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

(h)                                 restrictions on the issuance of shares of the same class or series or of any other class or series of capital stock of the Corporation, if any; and

(i)                                     the voting rights and powers, if any, of the holders of shares of the class or series.

(2)                                  The Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series A Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof previously filed by the Corporation on August 11, 2000 pursuant to the DGCL is incorporated by reference and attached as Exhibit A and remains in full force and effect.

C.                                    Common Stock. The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock of the Corporation:

(1)                                  Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore and shall share equally on a per share basis in all such dividends and other distributions.

(2)                                  (a)                                  At every meeting of the stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his, her or its name on the transfer books of the Corporation, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

(b)                                 Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part without the approval of a majority of the votes entitled to be cast by the holders of the Common Stock. To the fullest extent permitted by law, any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Common Stock.

(c)                                  Every reference in this Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares of Common Stock shall refer to such majority or other proportion of the vote such shares of Common Stock are entitled.

(d)                                 At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the voting power of the shares of the Corporation issued and outstanding and entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

(3)                                  In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (C)(3), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

FIFTH:                                                         A.                                    Stockholder Meetings.

(1)                                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined in accordance with the

Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

(2)                                  Except as others required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by:

(a)                                  the Chairman of the Board of Directors;

(b)                                 the Vice-Chairman of the Board of Directors;

(c)                                  the President of the Corporation; or

(d)                                 a majority of the Board of Directors.

B.                                    Written Consent. Except as may be otherwise provided in a resolution or resolutions providing for any class or series of stock other than Common Stock with respect to action by written consent by holders of such class or series of stock, any action required or permitted to be taken at any annual or special meeting of the stockholders may be effected by written consent of such stockholders pursuant to Section 228 of the DGCL.

SIXTH:                                                      A.                                    Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article SIXTH and as provided by law.

B.                                    Number of Directors. The Board of Directors shall initially consist of seven (7) directors, which number of directors may be increased or decreased from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

C.                                    Removal of Directors. Any director may be removed from office at any time, only for cause (as defined by the Corporation’s Bylaws), by the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the Common Stock.

D.                                    Meetings of the Board of Directors. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.

SEVENTH:                                   A director of the Corporation shall, to the maximum extent permitted by the laws of the State of Delaware, as now or hereafter in effect, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Any repeal or modification of the laws of the State of Delaware, as now or hereafter in effect, shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH:                                               The books of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:                                                      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, in a summary way, on the application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TENTH:                                                    The Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), and once adopted, any Bylaw may be altered or repealed, subject to the provisions of this Certificate of Incorporation, by: (1) the affirmative vote of at least a majority of the members of the Board of Directors then in office; or (2) the affirmative vote of at least a majority of the voting power of the Common Stock.

ELEVENTH:                            A.                                    General Right to Amend Certificate of Incorporation.

(1)                                  The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add thereto any other provision authorized by the laws of the state of Delaware at the time in force, and except as may otherwise be explicitly provided by any provision of this Certificate of Incorporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereafter amended, are granted subject to the right reserved in this paragraph (A)(1).

(2)                                  Subject to the provisions of paragraph (B) below, the rights of the holders of Preferred Stock and the other provisions of this Certificate of Incorporation, the provisions of this Certificate of Incorporation may only be altered, amended or repealed, and any inconsistent provision adopted, with such action (if any) of the Board of Directors as is provided by law, and in addition to any other vote of stockholders (if any) required by law, and notwithstanding that a lower vote (or a no vote) of stockholders otherwise would be required, by the approval of at least a majority of the voting power of Common Stock.

B.                                    Amendment of Article. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all Common Stock shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH:                                The Corporation shall have perpetual existence.